                                                                    Exhibit 10.1

                    AMENDED AND RESTATED CORPORATE AGREEMENT

                  THIS AMENDED AND RESTATED CORPORATE AGREEMENT (the "Agreement") is entered into as of June 9, 2002 by and between REUTERS LIMITED, a company organized under the laws of England and Wales ("Reuters"), and INSTINET GROUP INCORPORATED, a Delaware corporation ("Instinet").

                                    RECITALS

                  WHEREAS, Reuters and Instinet have entered into the Corporate Agreement, dated as of May 17, 2001 (the "Existing Corporate Agreement").

                  WHEREAS, Instinet, Island Holding Company, Inc., a Delaware corporation ("Island") and Instinet Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Instinet, have entered into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement").

                  WHEREAS, Instinet, Reuters, Reuters C Corp., Reuters Holdings Switzerland SA, the Island Stockholders and Edward Nicoll have entered into the Island Stockholders Agreement in connection with the transactions contemplated by the Merger Agreement.

                  WHEREAS, the Merger Agreement contemplates that Instinet, Reuters (and/or one or more of its Affiliates), the Island Stockholders, Finanzas B.V. and certain additional stockholders of Instinet, if any, party thereto will enter into a registration rights agreement (the "Registration Rights Agreement") setting forth certain registration rights with respect to securities of Instinet held or to be held by the parties thereto, such registration rights to supercede the registration rights granted to Reuters under this Agreement for so long as the Registration Rights Agreement is in effect.

                  WHEREAS, Reuters and Instinet desire to enter into this amendment and restatement of the Existing Corporate Agreement in connection with the transactions contemplated by the Merger Agreement, as an inducement to the entry by Island into the Merger Agreement and to the entry by the Island Stockholders into the Island Stockholders Agreement and in order to redefine their agreement regarding certain corporate governance matters, certain registration rights with respect to the Registrable Securities and certain other matters with respect to the on-going relationship between Instinet and Reuters.

                                   AGREEMENTS

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Reuters and Instinet, for themselves and their successors and assigns, hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

                  1.1. Definitions. As used in this Agreement, the following terms will have the following meanings, applicable both to the singular and the plural forms of the terms described:

                  "Affiliate" means, with respect to a given Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote forty percent (40%) or more of the securities having voting power for the election of directors (or other Persons acting in similar capacities) of such Person or otherwise to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Affiliated Reuters Directors" means at any applicable time, those members of the Board of Directors who then fail to qualify as Nasdaq Independent Directors due to their relationship with a Reuters Entity.

                  "Agreement" has the meaning ascribed thereto in the preamble hereto, as such agreement may be amended and supplemented from time to time in accordance with its terms.

                  "Announcement Date" shall mean, with respect to any action, event or transaction described in Section 2.4, the earliest to occur of the taking of such action, occurrence of such event or final agreement on the terms of any such transaction (as applicable).

                  "Board of Directors" means the board of directors of Instinet.

                  "Business Day" means any day other than a Saturday, Sunday or any day on which banking institutions are authorized or obligated by law or executive order to be closed in London or New York.

                  "Cash Equivalents" means (i) United States dollars, Japanese Yen, Euros and British Pounds Sterling (and foreign currency exchangeable into such currencies within 30 days), (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than thirty-six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case with any domestic commercial bank having a long term credit rating of A3 or higher from Moody's Investors Service, Inc. or A- or higher from Standard & Poor's Corporation, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above and (v) commercial paper or similar short term securities having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within twelve months after the date of acquisition.

                  "Common Stock" means the common stock, par value $0.01 per share, of Instinet, and any other class of Instinet's capital stock representing the right to vote generally for the election of directors.

                  "Covered Transaction" has the meaning ascribed thereto in
Section 2.1.

                  "Delaware 203" means Section 203 of the Delaware General Corporation Law, as in effect from time to time.

                  "Effective Time" has the meaning ascribed thereto in the Merger Agreement.

                  "Exchange" has the meaning ascribed thereto in Section 2.5(a)

                  "Exchange Act" has the meaning ascribed thereto in Section
3.10.

                  "Existing Corporate Agreement" has the meaning ascribed thereto in the preamble hereto.

                  "Holder" means the Reuters Entities and any Transferee.

                  "Holder Securities" has the meaning ascribed thereto in
Section 3.2(c).

                  "Holders' Representative" means Reuters or any other Holder designated by Reuters as a Holders' Representative.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing capital lease obligations or the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with US GAAP, as well as all Indebtedness of others secured by a lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

                  "Instinet" has the meaning ascribed thereto in the preamble hereto.

                  "Instinet Entities" means Instinet Parent, Instinet and their respective Subsidiaries from time to time, and "Instinet Entity" shall mean any of the Instinet Entities; provided, however, in each case, that any such Instinet Entity shall cease to be a "Instinet Entity" under this Agreement at such time as such Person no longer is a Subsidiary of Instinet Parent or Instinet, as the case may be.

                  "Instinet Parent" means any Person who succeeds Instinet as the parent corporation of the Instinet Entities as a result of a corporate reorganization, merger or otherwise.

                  "Instinet Securities" has the meaning ascribed thereto in
Section 3.2(c).

                  "Instinet Transferee" shall mean any transferee or purchaser (together with its Affiliates) from an Instinet Entity of greater than 5% of the Total Voting Power of Instinet other than pursuant to an underwritten offering; provided such Person holds more than 5% of the Total Voting Power of Instinet at the time of the registration or offering in question.

                  "Involuntary Registration" has the meaning ascribed thereto in
Section 2.5(c).

                  "Island" has the meaning ascribed thereto in the preamble hereto.

                  "Island Stockholders" has the meaning ascribed thereto in the Island Stockholders Agreement.

                  "Island Stockholders Agreement" means that certain Stockholders Agreement, dated as of the date hereof, by and among Instinet Group Incorporated, Reuters Limited, Reuters C Corp., Reuters Holdings Switzerland SA, the Island Stockholders, and Edward Nicoll.

                  "Lower Board Threshold" has the meaning ascribed thereto in
Section 2.3(a).

                  "Lower Percentage" has the meaning ascribed thereto in Section 2.3(d).

                  "Market Capitalization" means the product of (A) the number of shares of Common Stock outstanding on the date 30 days prior to the date the Board of Directors authorizes the relevant Covered Transaction (or, if no such approval is given or the relevant Instinet Entity(ies) enter into a definitive agreement with respect to such Covered Transaction more than 60 days after such approval, then on the date such agreement is entered into) (the "Measurement Date"), multiplied by (B) (i) the average of the last sale price of such shares of Common Stock on each of the thirty (30) trading days immediately preceding the Measurement Date on The Nasdaq National Market or, if such shares are not listed thereon, on the principal national securities exchange or automated interdealer quotation system on which such shares are traded or (ii) if such sale prices are unavailable or such shares are not so traded, the value of such shares on the Measurement Date determined in accordance with agreed-upon procedures reasonably satisfactory to each of Instinet and Reuters.

                  "Market Transaction" means any transaction effected on an exchange or in the over-the-counter market (as such terms are used in Section 4(4) of the Securities Act), on an "alternative trading system" (as defined in Regulation ATS) or directly with a "market maker" (as defined in Section 3(a)(38) of the Exchange Act).

                  "Material Agreement" means any written agreement, term sheet or document, binding or not, that relates to a Covered Transaction and sets forth or otherwise describes any of the contemplated or proposed material terms thereof.

                  "Merger Agreement" has the meaning ascribed thereto in the Recitals to this Agreement.

                  "Minimum Designee Amount" means 8,000,000 shares of Common Stock, as adjusted at any time and from time to time following the date hereof to account for any stock split, stock dividend, stock combination or similar event.

                  "Net Indebtedness" means the consolidated Indebtedness of the Instinet Entities, excluding any Indebtedness incurred in the ordinary course of their brokerage or other similar businesses in connection with the clearing of traded securities or obligations to securities exchanges or clearing systems, and less consolidated cash and Cash Equivalents.

                  "Original Nominee Threshold" has the meaning ascribed thereto in Section 2.3(a).

                  "Other Holders" has the meaning ascribed thereto in Section 3.2(d).

                  "Other Securities" has the meaning ascribed thereto in Section 3.1(d).

                  "Ownership Reduction" shall be deemed to have occurred when no Holder, together with its Affiliates, beneficially owns 20% or more of the Total Voting Power of Instinet.

                  "Permitted Acquisition" means an acquisition or series of related acquisitions by any Instinet Entity(ies), whether by merger, stock purchase, asset purchase or otherwise, of any business, Person or assets where the aggregate consideration to be paid by the Instinet Entity(ies) in such acquisition or related series of acquisitions does not exceed the lesser of (i) 20% of the Market Capitalization of Instinet or (ii) 20% of the total consolidated revenues (calculated in accordance with US GAAP, and excluding any extraordinary non-recurring items) of the Instinet Entities for the last four completed fiscal quarters.

                  "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, government (and any department or agency thereof) or other entity.

                  "Ratio" has the meaning ascribed thereto in Section 2.3(b).

                  "Registrable Securities" means shares of Common Stock and any stock or other securities into which or for which such Common Stock may hereafter be changed, converted or exchanged and any other shares or securities issued to Holders of such Common Stock (or such shares or other securities into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, share exchange, merger, consolidation or similar transaction or event. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public in accordance with Rule 144, (iii) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Instinet and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in effect or (iv) they shall have ceased to be outstanding.

                  "Registration Expenses" means any and all expenses incident to performance of or compliance with any registration of securities pursuant to
Article III, including, without limitation, (i) the fees, disbursements and expenses of Instinet's counsel and accountants; (ii) all expenses, including filing fees, in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers; (iii) the cost of printing or producing any underwriting agreements and blue sky or legal investment memoranda and any other documents in connection with the offering, sale or delivery of the securities to be disposed of; (iv) all expenses in connection with the qualification of the securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters and the Holders of securities in connection with such qualification and in connection with any blue sky and legal investment surveys; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the securities to be disposed of; (vi) transfer agents' and registrars' fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering; (vii) all security engraving and security printing expenses; (viii) all fees and expenses payable in connection with the listing of the securities on any securities exchange or automated interdealer quotation system or the rating of such securities; (ix) all expenses with respect to road shows that the Company is obligated to pay pursuant to Section 3.5(j); and (x) any other fees and disbursements of underwriters customarily paid by the sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any (which underwriting discounts and commissions and transfer taxes shall be borne by each selling stockholder participating in a particular offering and, if selling securities in such offering, Instinet, pro rata in accordance with the total amount of securities sold in such offering by each such Person in accordance with Section 3.4).

                  "Registration Rights Agreement" has the meaning ascribed thereto in the preamble hereto.

                  "Regulation 14C" means Regulation 14C promulgated under the Exchange Act, or any successor rule to similar effect.

                  "Reuters" has the meaning ascribed thereto in the preamble hereto.

                  "Reuters Audit Committee" means the audit committee of the Reuters Parent Board of Directors.

                  "Reuters Director" shall mean (i) any director designated by Reuters in accordance with the provisions of Section 2.3 and (ii) any director of Instinet who at such time as Reuters Entities cease to beneficially own a majority of the Total Voting Power of Instinet is a director or officer of Reuters.

                  "Reuters Entities" means the Reuters Parent and Subsidiaries of the Reuters Parent (other than Subsidiaries that constitute Instinet Entities) from time to time, and "Reuters Entity" shall mean any of the Reuters Entities; provided, however, in each case, that any Reuters Entity shall cease to be a "Reuters Entity" under this Agreement at such time as such Person no longer is a Subsidiary of the Reuters Parent.

                  "Reuters Parent" means the ultimate parent entity from time to time, of Reuters, which is currently Reuters Group PLC.

                  "Reuters Trust Principles" has the meaning used in the Memorandum of Association of Reuters Founders Share Company Limited, a company organized under the laws of England and Wales.

                  "Rule 144" means Rule 144 (or any successor rule to similar effect) promulgated under the Securities Act.

                  "Rule 415 Offering" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Section 3.2 Notice" shall have the meaning ascribed thereto in Section 3.2(a).

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

                  "Selling Holder" has the meaning ascribed thereto in Section 3.5(e).

                  "Shelf Registration Statement" has the meaning ascribed thereto in Section 3.3(a).

                  "Subsidiary" means, as to any Person, any corporation, association, partnership, joint venture or other business entity of which a majority of the voting power of capital stock or other voting ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is owned or controlled, directly or indirectly, by such Person or by one or more of the Subsidiaries of such Person or by a combination thereof. "Subsidiary," when used with respect to Reuters or Instinet, shall also include any other entity affiliated with Reuters or Instinet, as the case may be, that Reuters and Instinet may hereafter agree in writing shall be treated as a "Subsidiary" of such Person for the purposes of this Agreement.

                  "Total Voting Power of Instinet" shall mean the total number of votes which may be cast in the election of members of the Board of Directors by all holders of Common Stock.

                  "Transferee" shall mean any of (i) the transferee of all or any portion of the Common Stock or other Registrable Securities held by any Reuters Entity or (ii) the subsequent transferee of all or any portion of the Common Stock or other Registrable Securities held by any Transferee; provided that no Transferee shall be entitled to any benefits of a Transferee hereunder unless such Transferee executes an instrument substantially in the form provided as Exhibit A, attached hereto.

                  "UK GAAP" means generally accepted accounting principles in the United Kingdom as have been approved by a significant segment of the U.K. accounting profession from time to time and as applied by Reuters in its public financial statements.

                  "US GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as have been approved by a significant segment of the accounting profession, which are in effect from time to time, and with respect to Instinet, consistent with Instinet's public financial statements filed with the SEC.

                  1.2. Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement and references to the parties shall mean the parties to this Agreement.

                                   ARTICLE II
                           CERTAIN GOVERNANCE MATTERS

                  2.1. Definition of Covered Transaction. For purposes of this Agreement, a "Covered Transaction" shall mean any of the following actions:

                  (a) The issuance of equity securities or securities convertible into, exchangeable for, or options or rights to acquire any equity securities (except for securities issued pursuant to any of Instinet's employee stock option, restricted stock award or employee benefits plans or in a Permitted Acquisition) in excess of (i), in any one-year period (commencing on the date after the Reuters Entities beneficially own less than a majority of the Total Voting Power of Instinet), 10% of the capital stock of Instinet or Total Voting Power of Instinet outstanding on the last day of the calendar month immediately prior to such one-year period, or (ii), in any three-year period (commencing on the date after the Reuters Entities beneficially own less than a majority of the Total Voting Power of Instinet), 20% of the capital stock of Instinet or Total Voting Power of Instinet outstanding on the last day of the calendar month immediately prior to such three-year period; provided, that in calculating any such amounts of capital stock of Instinet, or Total Voting Power of Instinet above, such calculation shall also include shares issued pursuant to any of Instinet's employee stock option, restricted stock award or employee benefit plans during the relevant period on a weighted average basis;

                  (b) Any acquisition by any Instinet Entity whether by merger, stock acquisition, asset purchase or otherwise of any business, Person or assets by any Instinet Entity other than a Permitted Acquisition; or

                  (c) A sale or other disposition or series of related sales or dispositions by any Instinet Entity(ies), whether by merger, stock disposition, asset sale or otherwise, of any business, Person or assets where the aggregate consideration to be received by the Instinet Entity(ies) in such sale or disposition or related series of sales or dispositions exceeds the lesser of (i) 20% of the Market Capitalization of Instinet or (ii) 20% of the total consolidated revenues (calculated in accordance with US GAAP and excluding any extraordinary non-recurring items) of the Instinet Entities for the last four completed fiscal quarters.

                  2.2. Corporate Action Regarding Covered Transactions. (a) So long as Reuters Entities beneficially own no less than 35% and no more than 50% of the Total Voting Power of Instinet, Instinet agrees, and agrees to cause each Instinet Entity, not to execute any Material Agreement or complete a Covered Transaction, unless such Covered Transaction has been first submitted to Reuters for its approval and Reuters has approved such Covered Transaction in writing in accordance with the provisions of Section 2.2 (b) below.

                  (b) Any request for Reuters's approval of a Covered Transaction shall be submitted in writing to Reuters by notice which shall (i) describe the Covered Transaction in reasonable detail, and include reasonably sufficient information (including such information as is given or will be given to the Board of Directors), for Reuters to make a determination pursuant to this
Section 2.2 and (ii) indicate that such notice is a formal request for Reuters's approval pursuant to this Section 2.2(b) and state the last date by which Reuters may respond to such request in accordance with the provisions of this
Section 2.2(b). Instinet shall promptly provide Reuters with all information requested by Reuters which is in the possession of, or reasonably obtainable by, Instinet and relates to the Covered Transaction. Reuters shall in good faith use its commercially reasonable efforts to respond to such request as expeditiously as possible, but shall in no event respond later than ten Business Days after receipt of such notice (or such later date as Instinet and Reuters shall agree). Such request for Reuters's approval will be deemed approved by Reuters unless Reuters refuses such approval (in its sole discretion) in writing within such ten Business Day period.

                  2.3. Seats on Board of Directors. (a) So long as Reuters Entities beneficially own shares of Instinet's stock representing at least the Minimum Designee Amount, but having less than a majority of the Total Voting Power of Instinet, in connection with any election of directors of Instinet Reuters shall have the right to designate, and Instinet shall cause the nomination of, (x) if Reuters Entities beneficially own less than 10% of the Total Voting Power of Instinet, one director and (y) if Reuters Entities beneficially own 10% or more of the Total Voting Power of Instinet (the "Original Nominee Threshold"), such number of directors of Instinet such that after such election (assuming all such Reuters designees are elected to the Board of Directors), the number of Reuters Directors will be equal to the product of (1) the Total Voting Power of Instinet beneficially owned by the Reuters Entities multiplied by (2) the total number of members on the Board of Directors, rounded to the nearest whole number; provided that in no event shall the number of Reuters Directors nominated pursuant to this provision constitute
(i) 50% or more of the members of the Board of Directors or (ii) less than one member of the Board of Directors. Notwithstanding the foregoing, if Instinet grants any other Person at any time or from time to time the right to nominate a director or directors based on a lesser percentage of the Total Voting Power of Instinet (the "Lower Board Threshold") than the Original Nominee Threshold, Reuters shall have the right to designate, and Instinet shall cause the nomination of, an equal number of members of the Board of Directors as such other Person (subject to the limitations and conditions imposed on such other Person's right, applied consistently to Reuters) so long as it beneficially owns shares of Common Stock representing an amount of capital stock greater than or equal to the Lower Board Threshold, provided that Reuters shall not be entitled to appoint additional directors pursuant to this provision solely because of the appointment of Additional Island Directors (as defined in the Island Stockholders Agreement) pursuant to Section 2.2(a)(ii) of the Island Stockholders Agreement. So long as Reuters Entities beneficially own shares of Instinet's stock having a majority of the Total Voting Power of Instinet, in connection with any election of directors of Instinet Reuters shall have the right to designate, and Instinet shall cause the nomination of, such number of directors of Instinet as Reuters shall elect to designate, subject to the provisions of the Island Stockholders Agreement, the certificate of incorporation and bylaws of Instinet and any requirements of applicable law or requirements of any stock exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. If a vacancy occurs or exists on the Board of Directors at any time, including but not limited to a vacancy because of the death, disability, retirement, resignation or removal of any director for cause or otherwise, and the vacant position was held by a Reuters Director, and Reuters is otherwise entitled pursuant to this Section 2.3(a) to designate an individual to fill such directorship, then Reuters shall have the sole right to designate an individual to fill such vacancy, and, subject to the fiduciary duties of directors, the Board of Directors shall elect such nominee to fill such vacancy. At any time and from time to time when Reuters Entities beneficially own shares of Instinet's stock representing at least the Minimum Designee Amount (or, if applicable, the Lower Board Threshold), but having less than a majority of the Total Voting Power of Instinet and Reuters has not designated the full number of directors to which it is entitled pursuant to this
Section 2.3(a), (xx) to the extent permitted by law, Instinet shall use its commercially reasonable efforts to solicit from its stockholders proxies in order to effectuate, if necessary, any amendment of its certificate of incorporation and/or bylaws to ensure that there are a sufficient number of authorized directors permitted under its certificate of incorporation and bylaws to allow Reuters to designate the full number of directors to which it is entitled pursuant to this Section 2.3(a) and (yy) Reuters may propose that the Board of Directors be expanded to provide for the addition of up to the maximum incremental number of directors designated by Reuters to which Reuters is entitled pursuant to this Section 2.3(a), taking into account such expansion of the Board of Directors, based on the Total Voting Power of Instinet beneficially owned by the Reuters Entities at such time, and, subject to the provisions of the certificate of incorporation and bylaws of Instinet, the Board of Directors shall so expand the size of the Board of Directors and elect such additional designees of Reuters to fill such newly created vacancies. To the extent consistent with the provisions of Instinet's certificate of incorporation, any such additional designees shall be elected to the class of directors that has the longest possible term of office as of the time of election. At any time and from time to time when Reuters Entities beneficially own shares of Instinet's stock having a majority of the Total Voting Power of Instinet, Reuters may propose that the Board of Directors be expanded to provide for the addition of such number of directors designated by Reuters as Reuters shall elect, and the Board of Directors, subject to the provisions of the certificate of incorporation and bylaws of Instinet, shall so expand the size of the Board of Directors and elect such additional designees of Reuters to fill such newly created vacancies. To the extent consistent with the provisions of Instinet's certificate of incorporation, any such additional designees shall be elected to the class of directors that has the longest possible term of office as of the time of election. To the extent permitted by law, Instinet shall use its commercially reasonable efforts to solicit from the stockholders of Instinet eligible to vote for the election of directors proxies in favor of the nominees designated by Reuters in accordance with this Section 2.3(a).

                  (b) If at any time the total number of directors of Instinet is increased or decreased, the number of directors that Reuters shall have the right to designate pursuant to Section 2.3(a) above, shall as promptly as practicable be increased or decreased so that the adjusted ratio of Reuters Directors to total directors is not less than the ratio of Reuters Directors (determined immediately prior to such increase in accordance with the provisions of Section 2.3(a)) to the total number of directors of Instinet immediately prior to such increase or decrease, as the case may be (the "Ratio"). In such event, Reuters and Instinet shall take such steps consistent with the provisions of Section 2.3(a) to effectuate this increase or decrease of Reuters Directors in relation to the Ratio as rapidly as reasonably possible.

                  (c) If, upon the occurrence of the Trigger Date and from time to time thereafter upon any reduction in the percentage of the Total Voting Power of Instinet represented by shares of Instinet stock beneficially owned by the Reuters Entities, the number of Affiliated Reuters Directors exceeds the number of directors which Reuters is then entitled to designate pursuant to
Section 2.3(a), taking into account such reduction, Reuters shall cause that number of Affiliated Reuters Directors that are in excess of such permitted number of designees to immediately offer to tender to the Board of Directors his, her or their resignations, provided that Reuters may elect from which Affiliated Reuters Directors to request such resignation(s). If such resignation(s) is requested by vote of a majority of the members of the Board of Directors (other than Affiliated Reuters Directors), each Affiliated Reuters Director who offered such resignation and whose resignation is so requested shall immediately tender such resignation as provided in the certificate of incorporation and bylaws of Instinet. In the event that any such Affiliated Reuters Director fails to deliver his or her resignation as required pursuant to this Section 2.3(c), Instinet shall be entitled to take all necessary and appropriate action to cause such Affiliated Reuters Director to be removed and Reuters shall cooperate fully therewith.

                  (d) At the request of Reuters, Instinet shall (x) use its best efforts to cause a special meeting of stockholders to be held proposing the removal of any Reuters Director provided, that if in the reasonable good faith determination by the Board of Directors it is materially detrimental to do so, then Instinet may delay calling such special meeting; provided that Instinet will cause such meeting to be held within 135 days of such request by Reuters and (y) to the extent permitted by law, use its commercially reasonable efforts to solicit from stockholders of Instinet eligible to vote for the election of directors proxies to remove such specified Reuters Directors.

                  (e) For so long as the Reuters Entities beneficially own shares of Instinet's stock having at least 25% of the Total Voting Power of Instinet, subject to the fiduciary duties of the directors, Reuters Directors shall be nominated to serve on each committee of the Board of Directors (other than any committee (i) whose membership is specified in the Island Stockholders Agreement (in which case Reuters Directors shall be entitled to be nominated to serve on such committee to the extent provided in the Island Stockholders Agreement) or (ii) required by law or requirement of any applicable self-regulatory organization or any stock exchange or inter-dealer quotation system on which the Common Stock is listed or quoted to consist solely of independent directors but only to the extent a sufficient number of Reuters Directors do not qualify as independent directors; provided that such lesser number of Reuters Directors that do qualify as independent directors shall be appointed to such committee; and provided further that no Reuters Director shall serve on a committee to the extent such individual would be prohibited from so serving by any such applicable law or requirement) so that after such appointment(s), the ratio of Reuters Directors who are members of such committee to the total number of members of such committee is not less than the Ratio, provided, however, that for so long as the Reuters Entities are entitled to designate at least two directors, at least one Reuters Director shall be nominated to serve on each committee of the Board of Directors (other than any committee required by law or requirement of any applicable self-regulatory organization or any stock exchange or inter-dealer quotation system on which the Common Stock is listed or quoted to consist solely of independent directors but only to the extent that no Reuters Director qualifies as an independent director; and provided further that no Reuters Director shall serve on a committee to the extent such individual would be prohibited from so serving by any such applicable law or requirement). Notwithstanding the foregoing, if Instinet grants any other Person at any time or from time to time the right to nominate a director or directors to serve on any committee(s) of the Board of Directors at a percentage less than 25% of the Total Voting Power of Instinet

(the "Lower Percentage"), Reuters shall have the right to appoint an equal number of Reuters Directors to serve on such committee(s) as such other Person (subject to the same limitations and conditions as such other Person's right, applied consistently to Reuters) so long as the Reuters Entities beneficially own an amount of Instinet stock having at least the same amount of the Total Voting Power of Instinet as the Lower Percentage. For so long as (i) Reuters beneficially owns shares of Instinet's stock having at least 10% but less than the Lower Percentage of the Total Voting Power of Instinet and (ii) there is at least one Reuters Director, any such Reuters Director shall be permitted to observe the proceedings of (but shall not be a member of) any committee of the Board of Directors. Notwithstanding the foregoing, if Instinet grants any other Person at any time or from time to time the right to appoint a director or directors to observe the proceedings of any committee(s) of the Board of Directors at a percentage less than 10% of the Total Voting Power of Instinet, Reuters shall have the right to appoint an equal number of Reuters Directors to observe such proceedings as such other Person (subject to the same limitations and conditions as such other Person's right, applied consistently to Reuters) so long as the Reuters Entities beneficially own an amount of Instinet stock having at least the same amount of the Total Voting Power of Instinet as such lesser percentage.

                  (f) Nothing in this Section 2.3 shall limit or restrict the Reuters Entities from voting or otherwise exercising their rights with respect to the shares of capital stock of Instinet held by them, including acting by written consent, to the fullest extent permitted under Instinet's certificate of incorporation and bylaws and Delaware law.

                  2.4. Dilution. (a) (i) For so long as the Reuters Entities beneficially own more than 51% of the Total Voting Power of Instinet or during a period immediately following a decrease in ownership by Reuters Entities below 51% of the Total Voting Power of Instinet, until the date which is 21 days following the later to occur of the date on which Instinet provides written notice to Reuters of such decrease in ownership and the date on which Instinet publicly discloses all material information regarding any action, event or transaction referred to in this Section 2.4 and any other information as would be required for Reuters to purchase shares of Common Stock in a Market Transaction in compliance with all applicable securities laws, Instinet shall not voluntarily take any action without Reuters's prior written consent which directly or indirectly causes or could reasonably be expected to cause the Reuters Entities to own less than 51% of the Total Voting Power of Instinet or less than 51% of Instinet's capital stock or, during any such period described above, causes further dilution of the ownership of Reuters Entities.

                  (ii) For so long as the Reuters Entities beneficially own more than 51% of the Total Voting Power of Instinet, if Instinet becomes aware of any event (x) that has caused the Reuters Entities to own less than 51% of Instinet's capital stock or less than 51% of the Total Voting Power of Instinet or (y) which could reasonably be expected to cause the Reuters Entities to own less than 53% of the Total Voting Power of Instinet or less than 53% of Instinet's capital stock (or such lesser percentage as Reuters may from time to time designate, but in any event no less than a majority), such as receipt of an option holder's or warrant holder's notice to exercise such option(s) or warrant(s), Instinet shall immediately notify Reuters thereof.

                  (iii) Following any date on which the Reuters Entities shall cease to own at least 51% of Instinet's capital stock, Reuters shall give notice to Instinet, as promptly as practicable following any such determination, if Reuters has determined that it does not intend to maintain, or if necessary increase, its ownership of Common Stock so that Reuters Entities will own at least a majority of the then-outstanding shares of Common Stock.

                  (b) In connection with any action, event or transaction referred to in this Section 2.4, Instinet shall publicly disclose, as soon as practicable following the Announcement Date of such action or event, all material information regarding such action, event or transaction and any other information as would be required for Reuters to purchase shares of Common Stock in a Market Transaction in compliance with all applicable securities laws; provided, however, that (i) if Instinet determines, in the good faith judgment of the Board of Directors, that such disclosure of material non-public information would be materially detrimental to Instinet or would materially interfere with any material financing, acquisition, corporate reorganization or merger or other transaction involving Instinet and any of its Subsidiaries and the Board of Directors concludes, as a result of such disclosure or interference, that it is in the best interests of Instinet to defer such disclosure at such time, and (ii) Instinet shall furnish to Reuters a certificate signed by the chief executive officer of Instinet stating that in the good faith judgment of the Board of Directors, such disclosure would be materially detrimental to Instinet and that it is, therefore, in the best interests of Instinet to defer such disclosure, then Instinet shall have the right to defer such disclosure, provided that such deferral, together with any other deferral or suspension of its obligations under this Section 2.4(b), shall not be effected more than twice in any twelve-month period or for a period of more than one hundred and twenty (120) days, in the aggregate, for all such deferrals over such twelve-month period.

                  2.5. Exchange Registration. (a) Subject to clause (b) below, Instinet agrees that it will not, without Reuters's prior written consent, file or prosecute, or permit any of its Subsidiaries to file or prosecute, an application for registration as a national securities exchange under the Exchange Act (an "Exchange") if (i) at such time Reuters, directly or indirectly owns more than 30% of the Total Voting Power of Instinet and (ii) such registration would result in any material limitation or restriction on Reuters's direct or indirect ownership of equity interests in Instinet or on Reuters's ability to exercise, directly or indirectly to the fullest extent its voting or other rights relating to such equity interests. For the purposes hereof, "Subsidiary" means any entity in which Instinet owns, directly or indirectly, a majority of the outstanding equity interests.

                  (b) The prohibition set forth in clause (a) shall not apply in the event of an Involuntary Registration, as defined below. In the event that Instinet intends to file or prosecute an Involuntary Registration of Instinet or any of its Subsidiaries and (i) at such time Reuters owns more than 30% of the Total Voting Power in Instinet and (ii) such registration would result in any material limitation or restriction on Reuters's ownership of equity interests in Instinet or on Reuters's ability to exercise to the fullest extent its voting or other rights relating to such equity interests, then (x) Instinet shall provide Reuters prompt written notice of such intention and (y) Reuters and Instinet shall work together in good faith to, and Instinet will take all commercially reasonable actions which may be requested by Reuters to, mitigate the effect of any such limitations or restrictions and put Reuters as nearly as possible in the same position with respect to such equity interests (other than as they relate to the operational or regulatory functions of any affiliated Exchange) before such registration, including as appropriate entering into discussions with the SEC, making changes in Instinet's structure and/or operations, and/or modifying Reuters's then-existing rights and entitlements; provided that Instinet shall not be required to take any action which would materially adversely affect any material part of the business of Instinet and its Subsidiaries (taken as a whole) or Instinet's consolidated financial condition or results of operations.

                  (c) "Involuntary Registration" shall mean any prospective registration of Instinet or any of its Subsidiaries that results from any notice, demand, request or other communication from the SEC or its staff indicating that the SEC or its staff has determined that Instinet or such Subsidiary is required to register as an Exchange or would be required to curtail or modify in any material respect the scope or character of its business as an alternative to such registration or in order to avoid such registration.

                  2.6. Acknowledgment of Reuters Trust Principles. Instinet acknowledges that so long as Reuters Entities beneficially own a majority of the Total Voting Power of Instinet, Instinet will, and will cause each of the other Instinet Entities to, adhere to the Reuters Trust Principles.

                  2.7. Transfer of Instinet (Schweiz) AG. Notwithstanding any other provision contained herein, Instinet shall not transfer or dispose of any interests in Instinet (Schweiz) AG, or take any other action which under Swiss law or otherwise would require notification or action, until Reuters has received written notification of such intention and subsequently confirms that all necessary or required action has been taken by Instinet. Instinet hereby agrees to indemnify and hold Reuters harmless from and against any and all losses, liabilities, costs (including reasonable attorneys' fees and disbursements) claims and damages arising out of, based upon or relating to a breach of its obligations in the immediately preceding sentence.

                                   ARTICLE III
                               REGISTRATION RIGHTS

                  3.1. Demand Registration - Registrable Securities. (a) Upon written notice provided at any time from any Holders' Representative requesting that Instinet effect the registration under the Securities Act of any or all of the Registrable Securities held by the Holders, which notice shall specify the number of such Registrable Securities to be registered and the intended method or methods of disposition of such Registrable Securities, Instinet shall use its commercially reasonable efforts to effect the registration under the Securities Act and applicable state securities laws of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such request; provided that:

                  (i) with respect to any registration statement filed, or to be filed, pursuant to this Section 3.1, (A) if Instinet determines in the good faith judgment of the Board of Directors, such registration would cause Instinet to disclose material non-public information which disclosure would be materially detrimental to Instinet or would materially interfere with any material financing, acquisition, corporate reorganization or merger or other transaction involving Instinet and any of its Subsidiaries and the Board of Directors concludes, as a result of such potential disclosure or interference, that it is in the best interests of Instinet to defer the filing of such registration statement at such time, and (B) Instinet shall furnish to such Holders' Representative a certificate signed by the chief executive officer of Instinet stating that in the good faith judgment of the Board of Directors it would be materially detrimental to Instinet for such registration statement to be filed in the near future and that it is, therefore, in the best interests of Instinet to defer the filing of such registration statement, then Instinet shall have the right to defer such filing, provided that such deferral, together with any other deferral or suspension of its obligations under
             Section 3.1 or

             Section 3.3, shall not be effected more than twice in any twelve-month period or for a period of more than one hundred and twenty (120) days, in the aggregate, for all such deferrals or suspensions over such twelve-month period;

                  (ii) after an Ownership Reduction, the Holders of Registrable
             Securities may collectively exercise their rights under this
             Section 3.1 through a Holders' Representative on not more than three occasions (it being acknowledged that prior to any Ownership Reduction, there shall be no limit to the number of occasions on which such Holders may exercise such rights; provided, that each Transferee of 10% or less of the Total Voting Power of Instinet shall be entitled to only one demand right hereunder through a Holders' Representative);

                  (iii) except as otherwise provided herein, the Holders of
             Registrable Securities shall not have the right to exercise registration rights pursuant to this Section 3.1 within the 90-day period following the registration and sale of Registrable Securities effected pursuant to a prior exercise of the registration rights provided in this Section 3.1;

                  (iv) Instinet will not be required to take any action pursuant to this Section 3.1 if the Registrable Securities are registered at the time of such demand under an effective Shelf Registration Statement; and

                  (v) the estimated market value of the Registrable Securities to be registered pursuant to this Section 3.1, together with any Registrable Securities to be registered pursuant to Section 3.2, at the time such demand is made is at least $60 million.

                  (b) Notwithstanding any other provision of this Agreement, a registration requested by a Holders' Representative of Registrable Securities pursuant to this Section 3.1 shall not be deemed to have been effected (and, therefore, not requested for purposes of paragraph (a) above), (i) unless it has become effective, (ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by such Holder and, as a result thereof, the Registrable Securities requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some act or omission by such Holder of Registrable Securities.

                  (c) In the event that any registration pursuant to this
Section 3.1 shall involve, in whole or in part, an underwritten offering, the Holders of a majority of the Registrable Securities to be registered shall have the right to designate an underwriter or underwriters in accordance with the provisions of the following two sentences. No later than ten Business Days following its receipt of notice by the Holders' Representative pursuant to
Section 3.1(a), Instinet shall deliver to the Holders' Representative in writing a list (the "List") of at least five internationally recognized investment banking firms ranked in the top ten in the past year for equity underwritings by Thomson Financial Securities Data (or such similar ranking service if such ranking service ceases to exist other than by reason of merger, reorganization or consolidation or other acquisition). The Holders of a majority of the Registrable Securities to be registered shall select from the List an underwriter or underwriters (the "Holders' Underwriters") and notify Instinet in writing of its selection of the Holders' Underwriters no later than ten Business Days following receipt by it of the List.

                  (d) Instinet shall have the right to cause the registration of additional equity securities for sale for the account of any Instinet Entity, any existing or former directors, officers or employees of the Instinet Entities or any other stockholder of Instinet who is contractually entitled to include its shares in such registration in any registration of Registrable Securities requested by the Holders' Representative pursuant to paragraph (a) above; provided, however, that if such Holders are advised in writing (with a copy to Instinet) by the lead Holders' Underwriters that, in such firm's good faith view, all or a part of such Registrable Securities cannot be sold and the inclusion of all or a part of such additional equity securities in such registration would be likely to have an adverse effect on the price, timing or distribution of the offering and sale of the Registrable Securities then contemplated by any Holder, the registration of such additional equity securities or part thereof shall not be permitted but only to the extent such additional equity securities would be likely to have such adverse effect. The Holders of the Registrable Securities to be offered may require that any such additional equity securities be included in the offering proposed by such Holders on the same conditions as the Registrable Securities that are included therein. In the event that the number of Registrable Securities requested to be included in a registration statement by the Holders thereof exceeds the number which, in the good faith view of such investment banking firm, can be sold without adversely affecting the price, timing, distribution or sale of securities in the offering, the number shall be allocated pro rata among the requesting Holders on the basis of the relative number of Registrable Securities then held by each such Holder (provided that any number in excess of a Holder's request may be reallocated among the remaining requesting Holders in a like manner).

                  3.2. Piggyback Registration (a) In the event that Instinet at any time proposes or is required to register any of its Common Stock (including pursuant to Sections 3.1 or 3.3 hereof), any other of its equity securities or securities convertible into or exchangeable for its equity securities (collectively, the "Other Securities") under the Securities Act, whether or not for sale for its own account, in a manner that would permit registration of Registrable Securities for sale for cash to the public under the Securities Act, it shall at each such time give prompt written notice (the "Section 3.2 Notice") to each Holder of Registrable Securities of its intention to do so and of the rights of such Holder under this Section 3.2. Subject to the terms and conditions hereof, such Section 3.2 Notice shall offer each such Holder the opportunity to include in such registration statement such number of Registrable Securities as such Holder may request. Upon the written request of any such Holder made within 15 Business Days after the receipt of the Section 3.2 Notice (which request shall specify the number of Registrable Securities intended to be disposed of), Instinet shall use its best efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which Instinet has been so requested to register, to the extent required to permit the disposition (in accordance with such intended method of disposition thereof) of the Registrable Securities so requested to be registered; provided, that:

                  (b) if, at any time after giving such Section 3.2 Notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, Instinet shall determine for any reason not to register the Other Securities, Instinet may, at its election (subject to any other obligations it may have in connection therewith), give written notice of such determination to such Holders and thereupon Instinet shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such Other Securities, without prejudice, however, to the rights of a Holder of Registrable Securities immediately to request that such registration be effected as a registration under Section 3.1 or Section 3.3 to the extent permitted thereunder;

                  (c) if the registration referred to in the first sentence of this Section 3.2 is to be an underwritten registration on behalf of Instinet, and the lead underwriter or managing underwriter advises Instinet in writing that, in such firm's good faith view, all or a part of such Other Securities and Registrable Securities cannot be sold and the inclusion of all or a part of such Other Securities and Registrable Securities in such registration would be likely to have an adverse effect upon the price, timing or distribution of the offering and sale of the Other Securities and Registrable Securities then contemplated, Instinet shall include in such registration: (i) first, all Other Securities Instinet proposes to sell for its own account ("Instinet Securities"), (ii) second, all (A) Other Securities proposed to be sold on behalf of any stockholder of Instinet who beneficially owns a greater number of shares of Common Stock than the Reuters Entities beneficially own and (B) Registrable Securities held by Holders that are requested to be included in such registration (Registrable Securities that are so held being sometimes referred to herein as "Holder Securities") in excess of the number of Instinet Securities to be sold in such offering pursuant to clause (i) above which, in the good faith view of such investment banking firm, can be sold without adversely affecting such offering (and (x) if such number is less than the full number of such Other Securities and Holder Securities, such number shall be allocated pro rata among holders of such Other Securities (other than Instinet Securities) and Holders of Registrable Securities on the basis of the number of securities requested to be included therein by each such holder) and (y) in the event that such investment banking firm advises that less than all of such Holder Securities may be included in such offering, such Holders may withdraw their request for registration of their Registrable Securities under this Section 3.2 and 90 days subsequent to the effective date of the registration statement for the registration of such Other Securities and/or remaining Holder Securities request that such registration be effected as a registration under Section 3.1 or Section 3.3 to the extent permitted thereunder); and (iii) third, up to the full number of the Other Securities (other than those registered pursuant to clauses (i) and (ii) above), if any, in excess of the number of Other Securities and Registrable Securities to be sold in such offering pursuant to clauses (i) and (ii) above which, in the good faith view of such investment banking firm, can be so sold without so adversely affecting such offering;

                  (d) if the registration referred to in the first sentence of this Section 3.2 is to be an underwritten secondary registration on behalf of holders (other than Instinet) of Other Securities (the "Other Holders"), and the lead underwriter or managing underwriter advises Instinet in writing that in their good faith view, all or a part of such additional securities cannot be sold and the inclusion of such additional securities in such registration would be likely to have an adverse effect on the price, timing or distribution of the offering and sale of the Other Securities and Registrable Securities then contemplated, Instinet shall include in such registration (i) first, (A) Other Securities sought to be included therein by the Other Holders pursuant to the exercise of their demand registration rights, and (B) the number of Holder Securities sought to be included in such registration (and if such number is less than the full number of such Other Securities and Holder Securities, such number shall be allocated 66.67% among the holders of such Other Securities and 33.33% among the Holders of such Holder Securities (provided that (x) if such number of securities allocated to the Holders is less than the full number of Registrable Securities requested to be included, such number shall be allocated pro rata among Holders of Registrable Securities on the basis of the number of Registrable Securities then held by each such Holder (unless otherwise agreed by the Holders) and (y) any number of securities in excess of the request of the holders of Other Securities pursuant to clause (A) above shall be reallocated among the requesting Holders in a like manner); provided that in the event that less than all of such Holder Securities may be included in such offering, any Holder may withdraw its request for registration of its Registrable Securities under this Section 3.2 and 90 days subsequent to the effective date of the registration statement for the registration of such Other Securities and/or remaining Holder Securities request that such registration be effected as a registration under Section 3.1 or Section 3.3 to the extent permitted thereunder, and (ii) second, up to the full number of the Other Securities (other than Other Securities registered pursuant to clause (i)), if any, in excess of the number of Other Securities and Registrable Securities to be sold in such offering pursuant to clause (i) above which, in the good faith view of such investment banking firm, can be sold without so adversely affecting such offering;

                  (e) Instinet shall not be required to effect any registration of Registrable Securities under this Section 3.2 incidental to the registration of any of its securities on Forms S-4 or S-8 (or any similar or successor form thereto in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans) (or any other form that would not be available for registration of Registrable Securities); and

                  (f) no registration of Registrable Securities effected under this Section 3.2 shall relieve Instinet of its obligation to effect a registration of Registrable Securities pursuant to Section 3.1 or Section 3.3 (except as otherwise provided in Section 3.1 or Section 3.3).

                  3.3. Form S-3/Shelf Registration. (a) Instinet shall use all reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After Instinet has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Article III, the Holders of Registrable Securities, shall have the right at any time, and from time to time, to request that Instinet prepare and file with the SEC a "shelf" registration statement (the "Shelf Registration Statement") on the appropriate form for an offering to be made, covering all or part of the Registrable Securities, on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (or any successor rule or similar provision then in effect) in the manner or manners designated by the Holders of the Registrable Securities participating in such offering (including, without limitation, one or more underwritten offerings). Instinet shall use all reasonable efforts to have the Shelf Registration Statement declared effective by the SEC as soon as practicable after such request is made and to keep such Shelf Registration Statement continuously effective and free of material misstatements or omissions (including the preparation and filing of any amendments and supplements necessary for that purpose) until the earlier of (i) the date on which all Holders have consummated the sale of all of such Holders' Registrable Securities registered under the Shelf Registration Statement or (ii) two years from the date the Shelf Registration Statement first became effective. Notwithstanding any other provision contained herein, there shall be no limitation on the number of registrations on Form S-3 that may be requested and obtained by Holders pursuant to this Section 3.3.

                  (b) With respect to any Shelf Registration Statement filed, or to be filed, pursuant to this Section 3.3, (i) if Instinet determines in the good faith judgment of the Board of Directors, such registration would cause Instinet to disclose material non-public information which disclosure would be materially detrimental to Instinet or would materially interfere with any material financing, acquisition, corporate reorganization or merger or other transaction involving Instinet and any of its Subsidiaries and the Board of Directors concludes, as a result of such potential disclosure or interference, that it is in the best interests of Instinet to defer the filing of such Shelf Registration Statement at such time, and (ii) Instinet shall furnish to the Holders' Representative a certificate signed by the chief executive officer of Instinet stating that in the good faith judgment of the Board of Directors, it would be materially detrimental to Instinet for such Shelf Registration Statement to be filed in the near future and that it is, therefore, in the best interests of Instinet to defer the filing of such Shelf Registration Statement, then Instinet shall have the right to defer such filing, provided that such deferral, together with any other deferral or suspension of its obligations under Section 3.1 or Section 3.3, shall not be effected more than twice in any twelve-month period or for a period of more than one hundred and twenty (120) days, in the aggregate, for all such deferrals or suspensions over such twelve-month period.

                  (c) Instinet agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by the rules, regulations or instructions applicable to the registration form used by Instinet for such Shelf Registration Statement or by the Securities Act or as otherwise required by this Agreement, and shall use its all reasonable efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

                  (d) A registration will not be deemed to have been effected pursuant to a Shelf Registration Statement unless the Shelf Registration Statement with respect thereto has been declared effective by the SEC and Instinet has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if after the Shelf Registration Statement has been declared effective, the offering of Registrable Securities pursuant to such Shelf Registration Statement is interfered with by any stop order, injunction, or other order or requirement of the SEC or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have been effective during the period of such interference until the offering of Registrable Securities pursuant to such Shelf Registration Statement may legally resume.

                  (e) (i) If Instinet determines in the good faith judgment of the Board of Directors, the availability of the Shelf Registration Statement for use would cause Instinet to disclose material non-public information which disclosure would be materially detrimental to Instinet or would materially interfere with any material financing, acquisition, corporate reorganization or merger or other transaction involving Instinet and any of its Subsidiaries and the Board of Directors concludes, as a result of such potential disclosure or interference, that it is in the best interests of Instinet to suspend the use of such Shelf Registration Statement at such time, and (ii) Instinet shall furnish to each Holder a certificate signed by the chief executive officer of Instinet stating that in the good faith judgment of the Board of Directors, it would be materially detrimental to Instinet for such Shelf Registration Statement to be available for use in the near future and that it is, therefore, in the best interests of Instinet to suspend the use of such Shelf Registration Statement, then Instinet shall have the right to suspend the use of such Shelf Registration Statement, provided that such suspension, together with any other suspension or deferral of its obligations under Section 3.1 or Section 3.3, shall not be effected more than twice in any twelve-month period or for a period of more than one hundred and twenty (120) days, in the aggregate, for all such suspensions or deferrals over such twelve-month period.

                  (f) In the event that any registration pursuant to this
Section 3.3 shall involve, in whole or in part, an underwritten offering, the Holders of a majority of the aggregate number of the Registrable Securities to be registered shall have the right to designate an underwriter or underwriters from the List, which List shall be delivered to the Holders' Representative as promptly as practicable upon determination that an underwritten offering will be conducted. The Holders of a majority of the aggregate number of the Registrable Securities shall notify Instinet in writing of their selection of the Holders' Underwriters as promptly as practicable following receipt of the List.

                  3.4. Expenses. Except as provided herein, Instinet shall pay all Registration Expenses with respect to a particular offering (or proposed offering). Except as provided herein, each Holder and Instinet shall be responsible for its own fees and expenses of counsel and financial advisors and internal administrative and similar costs, as well as their pro rata share of underwriters' commissions and discounts, which shall not constitute Registration Expenses.

                  3.5. Registration and Qualification. If and whenever Instinet is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 3.1, 3.2 or 3.3, Instinet shall as promptly as practicable:

                  (a) prepare, file and use its reasonable best efforts to cause to become effective a registration statement under the Securities Act relating to the Registrable Securities to be offered;

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of (A) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement and (B) the expiration of six months (or two years in the case of a registration pursuant to Section 3.3) after such registration statement becomes effective; provided, that such six-month or two-year period shall be extended for such number of days that equals the number of days elapsing from (x) the date the written notice contemplated by paragraph (f) below is given by Instinet to (y) the date on which Instinet delivers to the Holders of Registrable Securities the supplement or amendment contemplated by paragraph (f) below;

                  (c) furnish to the Holders of Registrable Securities and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as the Holders of Registrable Securities or such underwriter may reasonably request, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

                  (d) use its commercially reasonable efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or blue sky laws of such U.S. jurisdictions as the Holders of such Registrable Securities or any underwriter to such Registrable Securities shall request, and use its reasonable best efforts to obtain all appropriate registrations, permits and consents in connection therewith, and do any and all other acts and things which may be necessary or advisable to enable the Holders of Registrable Securities or any such underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement; provided, that Instinet shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any such jurisdiction wherein it is not so qualified or to consent to general service of process in any such jurisdiction;

                  (e) (i) use its best efforts to furnish to each Holder of Registrable Securities included in such registration (each, a "Selling Holder") and to any underwriter of such Registrable Securities an opinion of counsel for Instinet addressed to each Selling Holder and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the registration statement), (ii) use its best efforts to furnish to each Selling Holder a "cold comfort" and "bring-down" letter addressed to each Selling Holder and any underwriter of such Registrable Securities and signed by the independent public accountants who have audited the financial statements of Instinet included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements and (iii) cause such authorized officers of Instinet to execute customary certificates as may be requested by the Selling Holders or any underwriter of such Registrable Securities;

                  (f) notify the Selling Holders in writing (i) at any time when a prospectus relating to a registration pursuant to Sections 3.1, 3.2 or 3.3 is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case, at the request of the Selling Holders prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

                  (g) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange and automated interdealer quotation system on which similar securities issued by Instinet are then listed;

                  (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                  (i) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to each seller of Registrable Securities, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                  (j) to the extent reasonably requested by the lead or managing underwriters, send appropriate officers of Instinet to attend any "road shows" scheduled in connection with any such registration, with all out-of-pocket costs and expense incurred by Instinet or such officers in connection with such attendance to be paid by Instinet; provided that in connection with offerings made pursuant to Sections 3.1 and 3.3, Instinet shall only be obligated to pay such road show expenses in connection with a total of four such offerings; and

                  (k) furnish for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to Sections 3.1, 3.2 or 3.3 unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Selling Holders or the underwriters (it being understood that any Reuters Entity and any Transferee would agree to use their commercially reasonable efforts to arrange for delivery to the Depository Trust Company).

                  3.6. Conversion of Other Securities, Etc. In the event that any Holder offers any options, rights, warrants or other securities issued by it or any other Person that are offered with, convertible into or exercisable or exchangeable for any Registrable Securities, the Registrable Securities underlying such options, rights, warrants or other securities shall continue to be eligible for registration pursuant to Sections 3.1, 3.2 and 3.3.

                  3.7. Underwriting; Due Diligence. (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Article III, Instinet shall enter into an underwriting agreement with such underwriters for such offering, which agreement will contain such representations and warranties by Instinet and such other terms and provisions as are customarily contained in underwriting agreements of Instinet to the extent relevant and as are customarily contained in underwriting agreements generally with respect to secondary distributions to the extent relevant, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 3.8, and agreements as to the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 3.5(e). The Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, Instinet to and for the benefit of such underwriters, shall also be made to and for the benefit of such Selling Holders. Such underwriting agreement shall also contain such representations and warranties by such Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, when relevant, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 3.8.

                  (b) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this Article III, Instinet shall give the Selling Holders of such Registrable Securities and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of Instinet with its officers and the independent public accountants who have certified the financial statements of Instinet as shall be necessary, in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                  3.8. Indemnification and Contribution. (a) In the case of each offering of Registrable Securities made pursuant to this Article III, Instinet agrees to indemnify and hold harmless, to the extent permitted by law, each Selling Holder, each underwriter of Registrable Securities so offered and each Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act, the Affiliates of each of the foregoing, and the officers, directors, employees and agents of each of the foregoing, against any and all losses, liabilities, costs (including reasonable attorney's fees and disbursements), claims and damages, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such losses, liabilities, costs, claims and damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) arise out of or are based upon any untrue statement by Instinet or alleged untrue statement by Instinet of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities prepared by Instinet or at its direction, or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission by Instinet or alleged omission by Instinet to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however that Instinet shall not be liable to any Person in any such case to the extent that any such loss, liability, cost, claim or damage arises out of or relates to any untrue statement or alleged untrue statement, or any omission, if such statement or omission shall have been made in reliance upon and in conformity with information relating to such Person, another holder of securities included in such registration statement or underwriter furnished to Instinet by or on behalf of such Person, other holder or underwriter specifically for use in the registration statement (or in any preliminary or final prospectus included therein), offering memorandum or other offering document, or any amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Selling Holder, any other holder or any underwriter and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability that Instinet may otherwise have to each Selling Holder, other holder or underwriter of the Registrable Securities or any controlling person of the foregoing and the officers, directors, Affiliates, employees and agents of each of the foregoing. Each Selling Holder, each underwriter of Registrable Securities so offered and each Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act, the Affiliates of each of the foregoing, and the officers, directors, employees and agents of each of the foregoing shall not enter into any settlement of any litigation commenced or threatened without the prior written consent of Instinet (such consent not to be unreasonably withheld) unless Instinet has failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party.

                  (b) In the case of each offering made pursuant to this Agreement, each Selling Holder, by exercising its registration rights hereunder, agrees to indemnify and hold harmless, and to cause each underwriter of Registrable Securities included in such offering (in the same manner and to the same extent as set forth in Section 3.8(a)) to agree to indemnify and hold harmless, Instinet, each other underwriter who participates in such offering, each other Selling Holder or other holder with securities included in such offering and in the case of an underwriter, such Selling Holder or other holder, and each Person, if any, who controls any of the foregoing within the meaning of the Securities Act and the officers, directors, Affiliates, employees and agents of each of the foregoing, against any and all losses, liabilities, costs (including reasonable attorney's fees and disbursements), claims and damages to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such losses, liabilities, costs, claims and damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) arise out of or are based upon any untrue statement or alleged untrue statement by such Selling Holder or underwriter, as the case may be, of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities prepared by Instinet or at its direction, or any amendment thereof or supplement thereto, or any omission by such Selling Holder or underwriter, as the case may be, or alleged omission by such Selling Holder or underwriter, as the case may be, of a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement of a material fact is contained in, or such material fact is omitted from information relating to such Selling Holder or underwriter, as the case may be, furnished to Instinet by or on behalf of such Selling Holder or underwriter, as the case may be, specifically for use in such registration statement (or in any preliminary or final prospectus included therein), offering memorandum or other offering document, or any amendment thereof or supplement thereto. The foregoing indemnity is in addition to any liability which such Selling Holder or underwriter, as the case may be, may otherwise have to Instinet, or controlling persons and the officers, directors, Affiliates, employees and agents of each of the foregoing.

                  (c) Each party entitled to indemnification under this Section
3.8 shall give notice to the party required to provide indemnification promptly after such indemnified party has actual knowledge that a claim is to be made against the indemnified party as to which indemnity may be sought, and shall permit the indemnifying party to assume the defense of such claim or litigation resulting therefrom and any related settlement and settlement negotiations, subject to the limitations on settlement set forth below; provided, that counsel for the indemnifying party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the indemnified party (whose approval shall not unreasonably be withheld), and the indemnified party may participate in such defense at such party's expense; and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 3.8, to the extent such failure is not materially prejudicial. Notwithstanding the foregoing, an indemnified party shall have the right to retain separate counsel, with the reasonable fees and expenses of such counsel being paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel or if the indemnifying party has failed to assume the defense of such action (provided that in no event shall the indemnifying party be responsible for the fees and costs of more than one such additional counsel for all indemnified parties). No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, reasonably satisfactory to the indemnified party, from all liability in respect to such claim or litigation. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                  (d) If the indemnification provided for in this Section 3.8 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any loss, liability, cost, claim or damage referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim or damage in such proportion as shall be appropriate to reflect (i) the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, the relative benefits and the relative fault of the indemnifying party on the one hand and the indemnified party on the other with respect to the statements or omissions which resulted in such loss, liability, cost, claim or damage as well as any other relevant equitable considerations. The relative benefits received by the indemnifying party and the indemnified party shall be deemed to be in the same respective proportion as the net proceeds (before deducting expenses) of the offering received by such party (or, in the case of an underwriter, such underwriter's discounts and commissions) bear to the aggregate offering price of the Registrable Securities or Other Securities. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any indemnified party's stock ownership in Instinet. The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, for purposes of this paragraph (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) Indemnification and contribution similar to that specified in the preceding paragraphs of this Section 3.8 (with appropriate modifications) shall be given by Instinet, the Selling Holders and underwriters with respect to any required registration or other qualification of securities under any state law or regulation or governmental authority.

                  (f) The obligations of the parties under this Section 3.8 shall be in addition to any liability which any party may otherwise have to any other party.

                  3.9. Information by Holder. Each Holder shall furnish to Instinet such information regarding such Holder and the distribution proposed by such Holder as Instinet may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article III.

                  3.10. Rule 144 and Form S-3. Instinet shall use all reasonable efforts to ensure that the conditions to the availability of Rule 144 set forth in paragraph (c) thereof shall be satisfied. Instinet agrees to use all reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Instinet under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), at any time after it has become subject to such reporting requirements. Upon the request of any Holder of Registrable Securities and for so long as such information is a necessary element of such Holders' ability to avail itself of Rule 144, Instinet will deliver to such Holder (i) a written statement as to whether it has complied with such requirements and (ii) a copy of the most recent annual or quarterly report of Instinet, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration. Instinet further agrees to use its reasonable efforts to cause all conditions to the availability of Form S-3 (or any successor form) under the Securities Act of the filing of registration statements under this Agreement to be met as soon as practicable.

                  3.11. Holders' Priority. The Holders may exercise their rights under Article III in such priority as they shall agree upon among themselves.

                  3.12. Holdback Agreement. (a) If any registration pursuant to this Article III shall be in connection with an underwritten public offering of Registrable Securities, each Holder of more than 5% of the Total Voting Power of Instinet at the time of such registration or offering agrees not to effect any public sale or distribution, including any sale under Rule 144, of any equity security of Instinet or any security convertible into or exchangeable or exercisable for any equity security of Instinet, (otherwise than through the registered public offering then being made), within 7 days prior to or 90 days (or such lesser period as the lead or managing underwriters may permit) after the effective date of the registration statement (or the commencement of the offering to the public of such Registrable Securities in the case of Rule 415 offerings); provided that each such Holder shall only be bound so long as (i) each Instinet Transferee and (ii) each director and executive officer of Instinet is similarly bound. Instinet hereby also agrees to be subject to the restrictions set forth in the preceding sentence; provided, that, Instinet shall not be so restricted from effecting any public sale or distribution of any security in connection with any merger, acquisition, exchange offer, subscription offer, dividend reinvestment plan or stock option or other executive or employee benefit or compensation plan.

                  (b) Instinet agrees to require each Instinet Transferee to agree not to effect any public sale or distribution, including any sale under Rule 144, of any equity security of Instinet or any security convertible into or exchangeable or exercisable for any equity security of Instinet (otherwise than through the registered public offering then being made), within 7 days prior to or 90 days (or such lesser period as the lead or managing underwriters may permit) after the effective date of the registration statement (or the commencement of the offering to the public of such Registrable Securities in the case of Rule 415 offerings) for any registration pursuant to this Article III made in connection with an underwritten public offering of Registrable Securities.

                  3.13. Termination of Registration Rights. The right of any Holder to request registration pursuant to Article III shall be suspended on such date when all shares of Registrable Securities held or entitled to be held by such Holder may be sold pursuant to Rule 144(k) under the Securities Act; provided that in order for such rights to terminate with respect to such Holder, such Holder shall have received an opinion of counsel (which such counsel shall be satisfactory to such Holder) confirming that all shares of Registrable Securities held or entitled to be held by such Holder may be sold pursuant to Rule 144(k). Instinet shall pay all expenses with respect to the opinion referred to in this Section 3.13.

                  3.14. Suspension of Registration Rights. The provisions of this Article III shall be suspended, and no rights of Reuters pursuant to this
Article III may be exercised, for so long as the Registration Rights Agreement is in effect.

                                   ARTICLE IV
                        CERTAIN COVENANTS AND AGREEMENTS

                  4.1. No Violations. Instinet covenants and agrees that it will not, and will cause the Instinet Entities not to, take any action or enter into any commitment or agreement which may reasonably be anticipated to result, with or without notice and with or without lapse of time or otherwise, in a contravention of any stock exchange rule or similar requirement applicable to any Reuters Entity (of which Instinet has knowledge of or has otherwise been made aware by Reuters). Reuters covenants and agrees that it will not, and will cause the Reuters Entities not to, take any action or enter into any commitment or agreement which may reasonably be anticipated to result, with or without notice and with or without lapse of time or otherwise, in a contravention of any stock exchange (or inter-dealer quotation system) rule or similar requirement applicable to any Instinet Entity (of which Reuters has knowledge or has otherwise been made aware of by Instinet).

                  4.2. Regulatory Requirements. Subject to the terms and conditions hereof, Instinet agrees, and agrees to cause each Instinet Entity, and Reuters agrees, and agrees to cause each Reuters Entity, to use their commercially reasonable efforts to promptly take, or cause to be promptly taken, or to refrain or cause to refrain from, as applicable, all action and to do, or cause to be done, all things necessary, on their respective parts, to assist each other in obtaining all governmental licenses, permits, consents, approvals, authorizations, qualifications and orders and to permit each other to be in compliance with all legal and regulatory requirements (of which such party has knowledge or has otherwise been made aware of by the other party hereto) as are reasonably necessary in connection with the operation of their respective businesses. Instinet shall promptly furnish, and shall cause each Instinet Entity to furnish, Reuters with such information and assistance as Reuters may reasonably request in connection with the preparation of any necessary filings or submissions by any Reuters Entity to any governmental or regulatory agency or stock exchange or as otherwise necessary to comply with law or regulation, including, without limitation, any filings necessary under the provisions of the HSR Act, the Securities Act, the Exchange Act or any rules or regulations of the European Union or pursuant to the requirements of the London Stock Exchange. Reuters shall furnish, and shall cause each Reuters Entity to furnish, Instinet with such information and assistance as Instinet may reasonably request in connection with the preparation of any necessary filings or submissions by any Instinet Entity to any governmental or regulatory agency or stock exchange (or inter-dealer quotation system) or as otherwise necessary to comply with law or regulation, including, without limitation, any filings necessary under the provisions of the HSR Act, the Securities Act, the Exchange Act or any rules or regulations of the European Union.

                  4.3. Delaware 203. So long as the Reuters Entities or any Transferee and its Affiliates beneficially own 15% or more of the Total Voting Power of Instinet, Instinet hereby agrees not to amend its Certificate of Incorporation to "opt-in" to Delaware 203 without the prior written consent of Reuters or such Transferee. At any time within three years of the date the Reuters Entities cease to beneficially own at least 15% of the Total Voting Power of Instinet, Reuters shall vote all of the Common Stock held by Reuters Entities in favor of any amendment (which is approved by the Board of Directors) to Instinet's Certificate of Incorporation that proposes to "opt-in" to Delaware 203.

                  4.4. Limitation on Incurrence of Indebtedness. So long as the Reuters Entities beneficially own a majority of the Total Voting Power of Instinet, Instinet hereby agrees not to incur (after giving pro forma effect to such incurrence) in excess of an aggregate of $400 million of Net Indebtedness outstanding at any one time without Reuters's prior written consent.

                  4.5. Information Statements. (a) In the event that any action taken by any Reuters Entity or Entities pursuant to a written consent of stockholders is subject to the requirements of Regulation 14C, Instinet shall,
(i) as promptly as practicable, take all actions required in order to comply with Regulation 14C, including without limitation preparing an information statement on Schedule 14C or any successor form (which information statement, and any amendments or supplements thereto, shall be subject to the review and consent, not to be unreasonably withheld, of the applicable Reuters Entities) and complying with all filing and mailing requirements with respect to such information statement and (ii) execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable to make such action effective as soon as practicable. Without limiting the foregoing, if an information statement is required to be filed with the SEC pursuant to any such action by any Reuters Entity, Instinet shall use its reasonable best efforts to file such information statement as promptly as practicable after the date on which the applicable Reuters Entity or Entities provides notice to Instinet of such action. Instinet and Reuters shall cooperate with each other in connection with the preparation of any such information statement, and Reuters shall furnish all information concerning it and any other applicable Reuters Entities as Instinet may reasonably request in connection therewith.

                  4.6. Certain Charter and Bylaw Amendments. During the term of this Agreement, Instinet shall not amend or modify any provision of the certificate of incorporation or bylaws of Instinet in any way that prevents the Holders from exercising their rights under this Agreement.

                                    ARTICLE V
                               INFORMATION RIGHTS

                  5.1. Financial Information. (a) So long as the Reuters Entities beneficially own a majority of the Total Voting Power of Instinet, Instinet shall deliver to the Reuters Parent:

                  (i) for each fiscal month, (x) a balance sheet of Instinet and its consolidated Subsidiaries (including amounts owed by or owing to the Reuters Entities) as of the end of such fiscal month prepared on generally the same basis as is prepared by Instinet and submitted to the Reuters Parent on the date hereof, together with the related statements of stockholders' equity and the related income statements for Instinet and its consolidated Subsidiaries for such fiscal month and for the year to date, and broken out by each division or segment of Instinet for which Instinet provides separate financial information, if any, on a basis consistent with the basis Instinet reports to the Reuters Parent on the date hereof; provided that Instinet may reasonably change such reporting practices if written notice of such change is provided to Reuters, (all of the foregoing financial statements, collectively, the "Financial Statements") and (y) the information set forth in
             Schedule 5.1(a) hereto; and

                  (ii) for each fiscal year, half-year and, if and when the Reuters Parent begins to publicly report its financial statements quarterly, each fiscal quarter, (A) draft Financial Statements and supporting information consistent with the Reuters Parent's accounting practices and policies (together with such information as is required by the Reuters Parent's accounting practices and policies as in effect from time to time in order to comply with UK GAAP or UK legal requirements) of Instinet and its consolidated Subsidiaries as of the last day of such fiscal year half-year or quarter, as the case may be, (or such other period as may be required by the Reuters Parent for public reporting purposes), together with a reconciliation thereof to US GAAP, (B) for year-end only audited US GAAP Financial Statements of Instinet and its consolidated Subsidiaries (reported on by Instinet's primary outside auditor who shall be an internationally recognized accounting firm) as of the last day of such fiscal year (or such other period as may be required by the Reuters Parent for public reporting purposes), together with a reconciliation thereof to UK GAAP, (together with such information as is required by the Reuters Parent's accounting practices and policies from time to time in order to comply with UK GAAP or UK legal requirements) and (C) commentary on key features of performance and comparisons of prior corresponding periods.

                  (b) So long as the Reuters Entities beneficially own 20% or more of the Total Voting Power of Instinet (or if the Reuters Parent is otherwise required to treat Instinet as an "associate" under UK GAAP), Instinet shall deliver to the Reuters Parent:

                  (i) for each fiscal quarter, (A) Financial Statements for such fiscal quarter and for the year to date, together with a reconciliation thereof to UK GAAP, (B) commentary on key features of performance and comparisons of prior corresponding periods and
             (C) the information set forth in Schedule 5.1(b)(i) hereto;

                  (ii) for each fiscal year, half-year and, if and when the
             Reuters Parent begins to publicly report its financial statements quarterly, each fiscal quarter, (A) draft Financial Statements and supporting information of Instinet and its consolidated Subsidiaries as of the last day of such fiscal year, half-year or quarter, as the case may be, together with a reconciliation thereof to UK GAAP, (B) audited year-end only Financial Statements of Instinet and its consolidated Subsidiaries, together with a reconciliation thereof to UK GAAP, reported on by Instinet's primary outside auditor who shall be an internationally recognized accounting firm and (C) commentary on key features of performance and comparisons of prior corresponding periods.

                  (c) Instinet shall use all reasonable efforts consistent with past practices, and in consultation with the Reuters Parent, to prepare and submit (i) all Financial Statements and related financial information pursuant to Section 5.1(a), in accordance with the Reuters Parent accounting policies and practices (as may reasonably change from time to time) and (ii) all Financial Statements and related financial information pursuant to Section 5.1(b) in accordance with US GAAP, in each case except as otherwise set forth herein. The Reuters Parent shall provide Instinet with such assistance as is reasonably necessary, consistent with past practice, to assist Instinet in ensuring that such financial information is prepared in accordance with the Reuters Parent's accounting practices and policies in order to comply with UK GAAP and UK legal requirements. Instinet shall provide the Reuters Parent with reasonable access to such employees of the Instinet Entities as is reasonably necessary to understand and evaluate the information required to be submitted to the Reuters Parent by Instinet pursuant to Sections 5.1 (a) and (b).

                  (d) (i) So long as the Reuters Entities beneficially own a majority of the Total Voting Power of Instinet and except as otherwise expressly provided, the information required by Section 5.1(a) shall be delivered to the Reuters Parent within the timeframes required by the Reuters Parent's internal and external accounting and reporting practices as in effect on the date hereof or as may be reasonably modified by the Reuters Parent subject to Instinet's consent, which consent shall not be unreasonably withheld. Instinet shall use commercially reasonable efforts to provide all information to the Reuters Parent pursuant to this Section 5.1 in a format reasonably consistent with the format of the Reuters Parent public financial statements as in effect from time to time. Instinet shall cooperate with the Reuters Parent in connection with the preparation of the financial information required by the Reuters Parent, and shall make financial officers and managers available, upon reasonable notice and at reasonable times, to discuss and review with the Reuters Parent and its independent accountants the financial information provided to the Reuters Parent pursuant to this Section 5.1(d)(i).

                  (ii) So long as the Reuters Entities beneficially own at
             least 20% or more but less than 50% of the Total Voting Power of Instinet and except as otherwise expressly provided, Instinet shall use reasonable commercial efforts to deliver, the information required by Section 5.1(b) to the Reuters Parent within the timeframes required by the Reuters Parent's internal and external accounting and reporting practices as in effect on the date hereof or as may be reasonably modified by the Reuters Parent subject to Instinet's consent, which consent shall not be unreasonably withheld. Instinet shall cooperate with Reuters in connection with the preparation of the financial information required by Reuters, and shall make financial officers and managers available, upon reasonable notice and at reasonable times, to discuss and review with Reuters and its independent accountants the financial information provided to Reuters pursuant to this Section 5.1(d)(ii).

                  (e) So long as Instinet is required to deliver information pursuant to Section 5.1(a),

                  (i) Instinet and the Reuters Parent shall coordinate the
             public release and disclosure of their public financial information including, but not limited to, (A) earnings releases and trading statements, (B) quarterly and annual reports and (C) restatement of earnings, so that all public disclosure of material new financial information of either which includes or is included in information of the other shall be made on the same day and, as far as practicably possible, at the same time, and provided that if either is unprepared to make its own release or disclose on the scheduled day through no fault of the other, the other may proceed with its release or disclosure as previously contemplated provided, further, that the provisions of this subsection (e)(i) shall not apply to either party, if in the reasonable judgment of the releasing party, it is required by law, market practice or regulation to release information on a basis inconsistent with the other party's schedule;

                  (ii) Instinet shall provide the Reuters Parent with drafts of
             Instinet's public quarterly, annual and other filings, disclosures and reports that contain financial information and/or discussion and the Reuters Parent shall provide Instinet with drafts of the sections of the Reuters Parent's public quarterly, annual and other filings, disclosures and reports that contain financial information and/or discussion that relates to Instinet, in each case sufficiently in advance of filing to permit the recipient to review such materials to ensure consistency with similar information to be included in its own materials; and

                  (iii) So long as the Reuters Entities beneficially own a
             majority of the Total Voting Power of Instinet, Instinet shall not change its fiscal year without the prior written consent of Reuters.

                  5.2. Annual Business Plan and Budget. So long as the Reuters Entities beneficially own a majority of the Total Voting Power of Instinet, Instinet shall, consistent with past practice and in accordance with reporting timetables agreed to by the parties hereto, (A) prepare and submit to the Reuters Parent a profit forecast for the upcoming three fiscal years including
(i) business forecasts and (ii) details of assumptions used, (B) provide the Reuters Parent a copy of the budget for the upcoming fiscal year and in accordance with the Reuters Parent's reporting timetable as may be changed from time to time subject to Instinet's consent, which such consent shall not be unreasonably withheld, including monthly projections of capital, profits and losses, manpower and cash flow (collectively the "Annual Budget"), (C) provide an updated quarterly outlook of information provided under clause (B) above for current and upcoming financial year in accordance with existing timetables (collectively the "Outlook") and (D) provide half-yearly tax forecasts consistent with past practice. Notwithstanding the foregoing, so long as the Reuters Entities beneficially own at least 20% or more of the Total Voting Power of Instinet, Instinet shall provide the Reuters Parent with an Annual Budget of profits or losses with quarterly updated Outlooks of profits or losses in accordance with reporting timetables agreed to by the parties hereto.

                  5.3. Audit Rights. To the extent that the Reuters Audit Committee is required by law or stock exchange requirements to audit, or cause to audit, any of the affairs of any Instinet Entity, Instinet shall allow on reasonable notice, the Reuters Audit Committee or its representatives to audit the affairs of Instinet, including (i) having access to (and take copies of) the records of the Instinet Entities (and the working papers of its accountants);
(ii) having access to the premises of any Instinet Entity and to have the ability to consult and discuss matters with the auditors, advisors and management of any Instinet Entity (during normal office hours) and (iii) procuring that each Instinet Entity shall, co-operate fully with the Reuters Audit Committee and its representatives in relation to this process. In addition, Instinet shall use all reasonable efforts to allow the independent accountants of Reuters to audit the working papers of and to assist in any review undertaken by Instinet's independent accountants. The Reuters Audit Committee shall coordinate its efforts in good faith with, and work with and through, the Audit Committee of the Instinet board of directors and the Instinet internal audit department to accomplish such objectives.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

                  6.1. Reuters represents and warrants as follows:

                  (a) Status and Authority. Reuters is a company duly organized and validly existing under the laws of England and Wales. The execution and delivery by Reuters of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of Reuters, and this Agreement has been duly executed and delivered by the duly authorized officers of Reuters and constitutes the valid, legal and binding obligation of Reuters.

                   (b) No Conflicts.

                  (i) The execution, delivery and performance of this Agreement by Reuters will not result in (A) any conflict with the charter documents of any Reuters Entity, (B) any material breach or violation of or default under any statute, law, rule, regulation, judgment, decree, order or any material mortgage, deed of trust, indenture, agreement or any other instrument to which any Reuters Entity is a party or by which any of their respective material properties or assets are bound, or (C) the creation or imposition of any lien, charge, pledge or encumbrance thereon, except for such breaches, violations or defaults and such liens, charges, pledges or encumbrances as would not, individually or in the aggregate, have a material adverse effect on Reuters's business or adversely affect the ability of Reuters's to perform its obligations hereunder.

                  (ii) No consent, approval or authorization of or filing with any governmental authority is required with respect to Reuters in connection with the execution and delivery of this Agreement, and the performance by Reuters of its obligations hereunder.

                  (c) No Litigation. There no judicial or administrative actions, proceedings or investigations pending or, to the best knowledge or Reuters, threatened, which question the validity of this Agreement or any action taken or to be taken by Reuters in connection herewith.

                  6.2. Instinet represents and warrants as follows:

                    (a) Status and Authority. Instinet is a company duly organized, validly existing in good standing under the laws of Delaware. The execution and delivery by Instinet of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of Instinet, and this Agreement has been duly executed and delivered by the duly authorized officers of Instinet and constitutes the valid, legal and binding obligation of Instinet.

                  (b) No Conflicts.

                  (i) The execution, delivery and performance of this Agreement by Instinet will not result in (A) any conflict with the charter documents of any Instinet Entity, (B) any material breach or violation of or default under any statute, law, rule, regulation, judgment, decree, order or any material mortgage, deed of trust, indenture, agreement or any other instrument to which any Instinet Entity is a party or by which any of their respective material properties or assets are bound, or (C) the creation or imposition of any lien, charge, pledge or encumbrance thereon, except for such breaches, violations or defaults and such liens, charges, pledges or encumbrances as would not, individually or in the aggregate, have a material adverse effect on Instinet's business or adversely affect the ability of Instinet to perform its obligations hereunder.

                  (ii) No consent, approval or authorization of or filing with any governmental authority is required with respect to Instinet in connection with the execution and delivery of this Agreement, and the performance by Instinet of its obligations hereunder.

                  (c) No Litigation. There are no judicial or administrative actions, proceedings or investigations pending or to the best knowledge of Instinet, threatened, which question the validity of this Agreement or any action taken or to be taken by Instinet in connection herewith.

                                   ARTICLE VII
                                  MISCELLANEOUS

                    7.1. Subsidiaries. Reuters agrees and acknowledges that Reuters shall be responsible for the performance by each Reuters Entity of the obligations hereunder applicable to such Reuters Entity. Instinet agrees and acknowledges that Instinet shall be responsible for the performance by each Instinet Entity of the obligations hereunder applicable to such Instinet Entity.

                  7.2. Amendments. This Agreement may be amended, supplemented or otherwise modified only by a writing duly executed by or on behalf of each of the parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

                  7.3. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable to any extent, the remainder of this Agreement or such provision of the application of such provision to such party or circumstances, other than those to which it is so determined to be invalid, illegal or unenforceable, shall remain in full force and effect to the fullest extent permitted by law and shall not be affected thereby, unless such a construction would be unreasonable.

                  7.4. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be deemed duly given upon actual receipt, and shall be delivered (a) in person, (b) by registered or certified mail, postage prepaid, return receipt requested or (c) by facsimile or other generally accepted means of electronic transmission (provided that a copy of any notice delivered pursuant to this clause (c) shall also be sent pursuant to clause (a) or (b)) above, addressed as follows:

                  (a)      if to Instinet, to:

                           Instinet Group Incorporated
                           Three Times Square
                           10th Floor
                           Attention:  General Counsel
                           Telecopy No.:  646-223-9017

                           with a copy to:

                           Cleary, Gottlieb, Steen & Hamilton
                           One Liberty Plaza
                           New York, N.Y.  10006
                           Attention:  Yvette P. Teofan, Esq.
                           Telecopy No.:  212-225-3999

                  (b)      If to Reuters, to:

                           Reuters Limited
                           85 Fleet Street
                           London England
                           EC4B 4AJ
                           Attention:  General Counsel
                           Telecopy No.:  011-44-207-542-5896

                           with a copy to:

                           Reuters America Inc.
                           The Reuters Building
                           3 Times Square
                           New York, New York 10036
                           Attention:  General Counsel
                           Telecopy No:  646-223-4250

                           and to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York 10017
                           Attention: Vince Pagano, Esq.
                           William E. Curbow, Esq.
                           Telecopy No.:  212-455-2502

or to such other addresses or telecopy numbers as may be specified by like notice to the other parties; provided, however, that all notices and other communications required or permitted hereunder regarding any Covered Transaction shall be delivered only to Instinet Group Incorporated and Reuters Limited (with a copy to Reuters America Inc.).

                  7.5. Further Assurances. Reuters and Instinet shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and take such other action as may be reasonably necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document or other instrument delivered pursuant hereto.

                  7.6. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                  7.7. Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof.

                  7.8. Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Except as set forth in Section 7.11, nothing contained in this Agreement, express or implied, is intended to confer upon any other Person or entity any benefits, rights or remedies.

                  7.9. Jurisdiction; Specific Performance. The parties to this

Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Amendment shall properly lie and shall be brought in any federal or state court located in the Borough of Manhattan, City and State of New York. By execution and delivery of this Agreement, each party hereto irrevocably submits to the jurisdiction of such courts for itself or herself and in respect of its or her property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court, and hereby irrevocably waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

                  7.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same agreement.

                  7.11. Assignment. (a) Neither this Agreement nor any right or obligation hereunder is assignable in whole or in part by any party without the prior written consent of the other party hereto. Notwithstanding the foregoing, Reuters may transfer its rights and obligations under Section 2.3 (in whole or in part), Article III (in whole or in part), Sections 4.1 and 4.2 (in whole),
Section 4.3 (in whole and in part) and/or Article V (in whole) to any Transferee (and any Transferee may transfer such rights and obligations to any subsequent Transferee) without the prior written consent of Instinet; provided that a Transferee of less than a majority of the Total Voting Power of Instinet may receive only those rights and obligations thereunder as to which Reuters would be entitled to as a holder of such percentage interest or as are specified herein.

                  (b) Any assignment pursuant to paragraph (a) of this Section
7.11 shall be effective upon receipt by Instinet of (i) written notice from the transferring Holder stating the name and address of any Transferee and identifying the number of shares of Common Stock with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (ii) a written agreement in substantially the form attached as Exhibit A hereto from such Transferee to be bound by the applicable terms of this Agreement.

                  7.12. Effectiveness. Notwithstanding anything in this Agreement to the contrary, this Agreement shall become effective only at the Effective Time (as defined in the Merger Agreement). In the event that the Effective Time does not occur, the Existing Corporate Agreement shall remain in full force and effect in accordance with its terms.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                          REUTERS LIMITED



                                          By: /s/ Devin Wenig
                                              ----------------------------------
                                              Name:  Devin Wenig
                                              Title: Attorney in Fact


                                          INSTINET GROUP INCORPORATED


                                          By: /s/ Mark Nienstedt
                                              ----------------------------------
                                              Name: Mark Nienstedt
                                              Title: Chief Executive Officer

                                                                       EXHIBIT A

                                     JOINDER

                  By execution of this Joinder, the undersigned agrees to become a party to that certain Amended and Restated Corporate Agreement, dated as of June 9, 2002 (the "Agreement"), between Reuters Limited and Instinet Group Incorporated. By execution of this Joinder, the undersigned shall have all the rights, and shall observe all the obligations specified in Section 7.11 of the Agreement and to have made on the date hereof all representations and warranties set forth in Section 6.1 of the Agreement, modified, if necessary, to reflect the nature of the undersigned as a trust, estate or other entity.

Name:
     ------------------------

Address for Notices:                                 With Copies to:

-----------------------------                      -----------------------------

-----------------------------                      -----------------------------

-----------------------------                      -----------------------------

-----------------------------                      -----------------------------

-----------------------------                      -----------------------------


Signature:
          --------------------------

Date:
          --------------------------